UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 6, 2010

DEX ONE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive	(919) 297-1600	27513
Cary, NC (Address of principal executive offices)	(Registrant’s telephone Number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Dex One Corporation (the “Company”) entered into an Employment Agreement dated as of September 6, 2010 (the “Agreement”) with Alfred T. Mockett appointing Mr. Mockett as Chief Executive Officer and President of the Company commencing on September 13, 2010 (the “Commencement Date”). Mr. Mockett was also appointed to the Company’s Board of Directors effective as of September 13, 2010. A copy of the Agreement is filed with this report as Exhibit 10.1. The material terms and conditions of the Agreement are summarized in Item 5.02 below.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c)
On September 6, 2010, the Board of Directors appointed Alfred T. Mockett, 61, as Chief Executive Officer and President of the Company effective as of September 13, 2010. Mr. Mockett will also join the Company’s Board of Directors effective as of September 13, 2010. The press release announcing Mr. Mockett’s appointment is filed with this report as Exhibit 99.1.
As described in the press release, during Mr. Mockett’s 30-plus year career, he has held the chief executive officer and executive leadership positions at a number of leading technology, telecommunications and professional services companies including Memorex Telex, BT Group (formerly British Telecom), American Management Systems and Motive Inc, serving as Chairman and CEO at both AMS and Motive.
Employment Agreement
Under the terms of the Agreement, Mr. Mockett was appointed the Chief Executive Officer and President of the Company. The material terms and conditions of the Agreement are summarized below, which descriptions are qualified in their entirety by reference to the terms and conditions of the Agreement as filed with this report as Exhibit 10.1. Capitalized terms used in this report and not otherwise defined herein are as defined in the Agreement.
Annual Base Salary. Mr. Mockett will receive an annual base salary of $975,000.
Annual Cash Incentive Bonus. Mr. Mockett will be eligible to participate in the Company’s annual incentive program, as in effect from time to time. Mr. Mockett’s annual cash bonus will have a target amount of 100% of his base salary based upon the attainment of one or more pre-established performance goals established by the Board or a committee thereof after consultation with Mr. Mockett and prorated for any partial fiscal year during the term of his employment.
Stock Awards. Under the Agreement, Mr. Mockett will also receive 200,000 shares of the Company’s common stock in the form of a restricted stock award, a fair market value option to purchase 200,000 shares of the Company’s common stock at an exercise price of $9.75 per share (which was the closing price of the Company’s common stock on September 3, 2010), and fully vested premium priced options to purchase 600,000 shares of the Company’s common stock, a third of which shares have an exercise price of $15 per share, a third of which shares have an exercise price of $23 per share, and a third of which shares have an exercise price of $32 per share. Subject to his continued employment with the Company, the restricted stock will be granted within 30 days of the Commencement Date and will vest ratably over three years. The fair market value option vests ratably over four years. In accordance with New York Stock Exchange Rule 303A(8), all of the awards were (and, in the case of the restricted stock award, will be) granted without shareholder approval.
Severance. Upon Mr. Mockett’s involuntary termination without Cause or voluntary termination for Good Reason, in each case unrelated to a Change in Control, Mr. Mockett’s severance benefits under the Agreement generally will include:

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(i) immediate vesting of the portion of Mr. Mockett’s unvested outstanding restricted stock and fair market value option (as described above) that would have become vested on the anniversary of the Commencement Date (September 13) following the date of termination of his employment as if Mr. Mockett had remained employed by the Company through such date;
(ii) a lump sum severance payment equal to one and one-half times the sum of Mr. Mockett’s then-current base salary plus his then-current target bonus amount under the annual incentive program; and
(iii) reimbursement for additional costs to Mr. Mockett for continued participation for eighteen months in the Company’s health, medical and dental plans in which he participated at the date of termination of his employment.
Change in Control. In the event Mr. Mockett’s employment with the Company is terminated by the Company without Cause or by Mr. Mockett for Good Reason during the three months preceding, or the two years following a Change in Control, then Mr. Mockett will be entitled to the severance payments and benefits set forth above, except that Mr. Mockett will receive a lump sum severance payment equal to three times (in lieu of one and one-half times) the sum of Mr. Mockett’s then-current base salary plus his then-current target bonus amount under the annual incentive program and his restricted stock and fair market value option shall fully vest.
In addition, under certain circumstances, Mr. Mockett will be entitled to a Gross-Up Payment to the extent any payments to him under the Agreement result in an excise tax under Sections 280G and 4999 of the Internal Revenue Code.
Confidential Information, Nonsolicitation, Noncompetition. Mr. Mockett’s Agreement includes various covenants prohibiting his disclosure of confidential information, solicitation of customers and employees, and engaging in competitive activity.
Other Governance Changes
Effective with Mr. Mockett’s appointment, the Executive Oversight Committee that was established while the Board of Directors was recruiting a new chief executive officer will be dissolved and Board Member W. Kirk Liddell will step down as interim Principal Executive Officer and rejoin the Audit & Finance Committee, replacing Mark A. McEachen who will continue to serve on the Corporate Governance Committee and Chair the Compensation and Benefits Committee.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated September 6, 2010, by and between Dex One Corporation and Alfred Mockett.

99.1	Press Release of Dex One Corporation issued September 7, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DEX ONE CORPORATION
/s/ Mark W. Hianik
Date: September 8, 2010	Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated September 6, 2010, by and between Dex One Corporation and Alfred Mockett.

99.1	Press Release of Dex One Corporation issued September 7, 2010.